Exhibit 99.2

Call Participants

EXECUTIVES

Jared R. Rowe
CEO, President & Director

Joseph Patrick Hannan
Executive VP & CFO

ANALYSTS

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Lee T. Krowl
B. Riley FBR, Inc.,
Research Division

ATTENDEES

Sean Mansouri
Gateway Group, Inc.

Presentation

Operator

Good morning, everyone, and thank you for participating in today's conference call to discuss AutoWeb's financial results for the second quarter ended June 30, 2020. Joining us today are AutoWeb's CEO, Jared Rowe; the company's CFO, J.P. Hannan; and the company's outside Investor Relations Adviser, Sean Mansouri, with Gateway Investor Relations. Following their remarks, we'll open the call for your questions.

I would now like to turn the call over to Mr. Mansouri for some introductory comments.

Sean Mansouri
Gateway Group, Inc.

Thank you, Dimitris. Before I introduce Jared, I remind you that during today's call, including the question-and-answer session, statements that are not historical facts, including any projections, statements regarding future events or future financial performance or statements of intent or belief are forward-looking statements and are covered by the safe harbor disclaimers contained in today's press release and the company's public filings with the SEC. Actual outcomes and results may differ materially from what is expressed in or implied by these forward-looking statements. Specifically, please refer to the company's Form 10-Q for the quarter ended June 30, 2020, as well as other filings made by AutoWeb with the SEC from time to time. These filings identify factors that could cause results to differ materially from those forward-looking statements.

Please also note that during this call, management will be disclosing adjusted EBITDA. This is a non-GAAP financial measure as defined by SEC Regulation G. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure and a statement disclosing the reasons why company management believes that adjusted EBITDA provides useful information to investors regarding the company's financial condition and results of operations are included in today's press release, which is posted on the company's website.

With that, I'll turn the call over to Jared.

Jared R. Rowe
CEO, President & Director

Thanks, Sean, and good afternoon, everybody. So as our business continues to navigate the effects of the coronavirus pandemic, we've made really strong progress in our turnaround here. During the second quarter, we generated our strongest level of gross margin since 2016. We reduced our net loss, both sequentially and year-over-year. And we achieved a crucial milestone in turning adjusted EBITDA positive. These results would not have been possible without our team's commitment to improving the efficiency of the business and the overall effectiveness of our operations, not just over the past quarter, but really over the last 2 years of the turnaround.

Our overall workforce transition over the past couple of years also really positioned us well for this remote work environment. We'd already shifted our workforce geographically. We top graded an awful lot of our talent, and we did realign the organizational structure, all of which helped us transition far more smoothly than we initially anticipated and allowed us to lean in as we push to achieve to adjusted EBITDA profitability. Now keeping our team intact and healthy during the pandemic has really remained one of our top priorities. We work diligently to maintain job continuity across our business, even during the lowest points of the pandemic in mid-April. And we ensured that the few team members who were furloughed had continued access to health benefits. This hard work and the adaptability of our team has been incredible. And they really have ensured our ability to continue serving our retail dealer and OEM customers during this important time for their recovery.

As for the broader automotive industry, the operating environment remains largely uncertain. You've got high unemployment rates, which do continue to affect consumer confidence. Second quarter U.S. GDP saw its steepest decline in more than 70 years. Financing availability has begun to tighten in the wake of widespread loan and delinquency forgiveness. And in addition to all that, dealers are contending with challenges in their inventory mix as cars that are in high demand, have not yet been fully replenished. North American auto production only started to pick back up in June really. After reaching all-time lows in April and May, and it really does remain below pre-COVID levels and largely out of sync with consumer demand patterns. We cannot predict how these market forces will evolve in the coming months or how they will shape our customers' businesses. And in fact, our own, that said, our focus in the second quarter was -- and going forward is on the areas of the business that we can control. And in those areas, we've stayed well ahead of our expectations. Our consistent focus on running a lean, operationally effective organization that's focused on the needs of our customers really continues to benefit us in this challenging environment.

We've been incredibly efficient with our traffic acquisition tactics, as reflected by the fact that our revenue declined in line with the decline in vehicle sales, but our gross profit increased compared to the prior year. We intentionally scaled back our media spend to better match lead volume with our dealers diminish sales capacity, which is a real testament to our team's ability to shift our approach to better align with our customers. This approach ensured that we were offering our customers, really the right mix of traffic and leads during the market disruption. We could have driven more lead volume if we'd wanted to because there was traffic available, but it really would not have been an effective outcome for outcome for our customers, given how difficult we knew it would be for them to actually monetize the traffic that we were sending them. This was one of our key strategic decisions this quarter to preserve value for our customers.

As we resisted the industry right trend, of across the board product discounting and instead matched our customer marketing spend and lead volume to projected industry selling rates. This approach allowed us to align more closely with true consumer demand in the market and deliver leads submitted by action minded car buyers, both for new and used vehicles rather than lead sourced from passive shoppers or deeply discounted search traffic.

To further improve consumers' engagement with our media this quarter, we started to roll out a new, more contemporary lead funnel experience for our larger mobile audience campaign. In both the initial test phases, in Q1 and our first deployment in Q2, the experience produced an improvement of over 50% in lead conversion. So, while this solution was targeted towards mobile campaigns, our conversion optimization efforts have consistently yielded material benefits for desktop campaigns as well. We're really pleased with these new conversion models. And we're going to continue to optimize and deploy additional developments in this area.

The success of our operational and product improvement demonstrates that our strategy really is working. The efficiencies we've driven in our customer acquisition are proving to not just be market based, but rather materially reflective of our constant work to enhance the services we provide. As the pandemic's impact to our industry and broader consumer behavior continues to change, leveraging quality in our paid search offerings will remain crucial. We will continue to be flexible and value-oriented in how we respond to this operating environment. But really, we're going to stay firm in the high-quality service, we offer our customers.

I'll have more to discuss about our recent trends and market conditions. But before commenting further, I'd like to turn it over to J.P. to walk through our Q2 results. J.P.?

Joseph Patrick Hannan
Executive VP & CFO

Great. Well, thanks, Jared, and good afternoon, everyone. So, jumping right into our results. Total revenue in the second quarter came in at $17 million, which is down about $7 million from last quarter and down about $10 million from the year ago quarter. Our digital advertising revenues, which primarily consists of our click revenue, were $2.8 million, which is about half of where we were last quarter and the year ago quarter. Now this expected decline in total revenue stems from these continued challenges in the automotive industry and a proactive reduced marketing spend to better align the leading click volumes with that market demand.

The success of this strategy is reflected at the gross profit line as gross profit was up 11% quarter-over-quarter and year-over-year to $6 million. Second quarter gross margin was also up significantly to 35.5%. These sequential and year-over-year improvements were driven by improved traffic acquisition and lower cost per lead as well as our continued focus on selling more through our higher-margin retail distribution channel.

We also significantly reduced operating expenses in the quarter, which were down 30% year-over-year to $7.3 million. Our net loss in the second quarter of 2020 improved to $1.4 million or a loss of $0.10 per share, and that compares to a net loss of $4.1 million or $0.31 per share in Q1 of 2020 and a net loss of $5 million or $0.38 per share in Q2 2019. Adjusted EBITDA from the second quarter improved significantly to $400,000, which is up from a loss of $1.7 million last quarter and a loss of about $2 million in the year ago quarter.

As Jared mentioned earlier, the work we've put in over the last 2 years is truly what's enabled us to reach this milestone. And we believe we can continue to operate at positive adjusted EBITDA levels for the second half of 2020 in this current environment going forward. As of June 30, 2020, our cash, cash equivalents and restricted cash were $8.5 million, and that compares to $5.9 million at December 31, 2019. As of June 30, 2020, we had an outstanding balance of $7.2 million on our revolving credit facility with CIT Northridge Capital, and we had another $2.5 million available to us on that revolver. Our previous actions to bolster liquidity and reduce costs position us well to weather this changing market environment. If present trends hold as they have through July, we remain comfortable with our balance sheet and our liquidity for the next 12 months.

Now lastly, I'll provide a brief overview of our operating metrics. Click traffic for the second quarter came in at 23 million visits, which was down by about 9 million visits last quarter and about 4 million visits year-over-year. Click volume totaled 5.5 million clicks, which was down about 400,000 clicks from last year, and 3 million clicks from last quarter. Our lead traffic was also down by about 9 million visits compared to last quarter and by about 15 million visits year-over-year. So these decreases are largely reflective of the industry-wide impact of the pandemic on the auto industry as well as our proactive reduced marketing spend to better align with the true customer purchase demand, as Jared mentioned earlier.

Retail lead capacity and net revenue per click were both down sequentially and year-over-year. But we drove a slight increase in our quarter-over-quarter dealer count as more dealers have come back online for our leads to drive their car sales. So overall, we plan to continue building on our gross margin and profitability momentum. And we'll continue to operate flexibly into the second half of 2020 as we continue to adapt to market dynamics.

So that concludes my prepared remarks, and I'll turn the call back over to Jared.

Jared R. Rowe
CEO, President & Director

Thanks, J.P., our click product traffic and volumes have been performing in line with traditional forms of media advertising, which have experienced some of the largest impacts from the pandemic-related disruption to automotive advertising budgets. By extension, its performance has been further reflective of consumer demand disruption with financing and consumer confidence concerns affecting the typical demand volumes in the automotive buying cycle. As the market recovers over time and consumers and dealers continue adjusting to the new normal, we do expect to see a corresponding improvement in our clicks business in line with broader traditional media advertising.

Moving on to our leads product. We have gained critical momentum and efficiencies over the past few months, although some of this progress has been market-driven. Our operational investments have allowed us to stay ahead of expectations and generating valuable leads for our customers. We've been able to generate leads at a lower cost and our customers and leads are really a crucial part of their sales recovery strategy, which has enabled us to maintain lead pricing. Our history demonstrates that dealers and OEMs turn to lead during periods of market uncertainty because leads can be attributed and more effectively valued than other forms of traditional advertising.

Our leads reflect consumers who already know they want to purchase a vehicle and they often know what type of vehicle they'd like to purchase. They truly are lower funnel end market consumers. We recently confirmed this trend during an e-mail survey of our users, which found that over 70% of our respondents had no plans to delay their automotive purchases as a result of the pandemic. These results demonstrate that AutoWeb's leads are coming from committed active car buyers. Their intention to purchase a vehicle is not diminished relative to their pre-COVID position, which is not the case more broadly given U.S. vehicle sales decline.

Now within this context, our strategy appears to be working and delivering prime support to our dealers during this difficult time. As J.P. mentioned, our strategy has been further validated by our modest improvement in dealer count, along with significant improvements in our current retail dealers suspend status. On the latter point, our revenue in suspend status is now down more than 75% from its peak in mid-April. Given the industry-wide operating environment, we expect that our dealer count remains somewhat choppy over the next few months as the market works towards stability. However, the quarter-over-quarter improvement from Q1 tells us that we're trending in the right direction.

Now through July, we have continued to optimize our volumes and sustain our operational and financial performance from June, which we believe gives us a strong foundation for Q3. As we look ahead to the second half of 2020, if current market trends hold, we believe we can continue to operate an adjusted EBITDA breakeven to positive levels, and we will continue to manage costs and drive efficiencies across our business accordingly.

Simply put, the work we put in over the past 2 years has positioned AutoWeb to really operate effectively in both good times and times like now, which are not particularly good. So, although we still were -- so although we still have work to do to fully achieve our turnaround and demonstrate the true potential of our operating model, I'm really proud of the steps that we've taken to navigate this environment. And I'm especially proud of our team members for their response and commitment to really get us to this point in our journey.

So, with that, we'll now open the call up for questions. Operator, can you please take over?

Question and Answer

Operator

[Operator Instructions] And our first question we'll come from Gary Prestopino with Barrington.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

A series of questions here. Great progress on the gross margin. I guess the first thing that would come to my mind, Jared, as you move on through this turnaround. Is that level a sustainable level? Or is that just really reflective of the fact that because of the pandemic, you guys pulled back a lot of marketing spend. And so, if you could elaborate on that a little bit?

Jared R. Rowe
CEO, President & Director

Yes. Gary, absolutely. And thanks for the questions. A couple of things. Number one there is some market in there. There is a little bit of market in there and that we know that overall automotive ads spend is down. I think the number was 32%. eMarketer thought it was going to be down this year, year-over-year from '20 to '19. So, we are seeing a little less competition in the auction than we historically have seen. However, we deployed a whole series of tactics that we may not have really had the courage to deploy in certain ways, had there not been a global pandemic. It's an old adage of making lemonade out of lemons here. And some of the new tactics that we've deployed from the search have actually driven some incremental efficiency for us that I believe is durable.

On top of that, Gary, the third piece is we've deployed some changes to our search experiences that I referenced in the prepared remarks that are driving some real material conversion rate improvement on the mobile side, in particular, like I said, for those large campaigns, we basically have doubled our conversion rate, for those mobile campaigns. And I will tell you what, that's durable. That's sustainable. That's product change. So, what's really interesting, Gary, and I'll stop in a second here, so let's turn this into a long answer, but if you look at the trend on the mobile buy side, we pulled impressions out of mobile, more aggressively than we did a desktop on the search spend side. At the same time, we deployed these conversion improvements, which means we actually drove more lead volume because our conversion rate went up on mobile. So again, that stuff, the tactics and the product improvements listen, that will last beyond the market disruption.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. And then it's good to see the retail dealer suspended status improved. And I guess, is that really the biggest issue there that in terms of the way that your dealers increase sequentially? I mean did dealers start to go into suspended in late March, and then they started coming back? Or is this -- is truly where you think that the dealer count may have bottomed here?

Jared R. Rowe
CEO, President & Director

Yes. No, we actually grew dealer count, Gary. So, we didn't pull the suspended status dealers out of the numbers we had last quarter when we talked about it or the mid-quarter review either because they still were on the program. They just weren't actively participating, but they still had active contract. So, what you're seeing quarter-over-quarter in terms of dealer count is actual dealer count growth. Some of the margin improvement, though, is coming from dealers coming off of suspended status because as you know, the retail side of our business has a better margin characteristic than the wholesale side. So as these dealers came back online, it actually enhanced the margin for both the clicks, but also mainly the lead product.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. And that was going to lead me to my other question. I remember in the last quarter, you said OEM that had about 3% of your revenues opted out of the lead program. So, you're selling to the dealers of this OEM, and you must be at least getting some early success there?

Jared R. Rowe
CEO, President & Director

We are. We are. It was interesting because we started reaching out to those dealers right prior to the pandemic hitting, and we were getting some traction. Then the pandemic hit in earnest, slowed our efforts down. But as we come back out the other side here and as dealers have started to loss of suspended status, yes, we've had some really nice progress in picking up those dealers on the retail side that once participated on the OEM side. We're not all the way back to where we were prior in terms of total lead volume, but we're making really good progress, Gary. And again, as you know, every lead we pick up on the retail side is vastly more valuable to us than a lead on the wholesale side or OEM side.

Operator

And our next question comes from Lee Krowl with B. Riley FBR.

Lee T. Krowl
B. Riley FBR, Inc., Research Division

Wanted to start out on the clicks business. Obviously facing pressures, but not universally specific to the clicks business, but just overall as an industry. Wanted to see, do you expect sequential growth in that business and do you have the visibility to say that the rebound in that business can be sustained throughout the quarter? Or is it pretty touch and go from a visibility standpoint?

Jared R. Rowe
CEO, President & Director

Lee, clicks has been interesting because click got hit pretty hard with the rest of kind of the traditional media side of the business, right? They tended to get hit a little bit harder than the lead side with the pullback. We've done some good optimization work, and we've really attacked the distribution side there. And so, we're starting to bring that back. And we've seen some good progress on that over the last 2 or 3 months. And so, some of the trends that we saw at the end of the quarter with it starting to come back we're carrying through here through July as well. I wouldn't expect for it to have a quick rebound. But I do think we can grind away at it. And I think it will be flat to slightly up-ish. Again, we're down 40%, 50% on that thing. And I think we'll grind out of it slowly as the media spend comes back in, but I wouldn't expect a quick rebound on that. But I do think that we can continue to make incremental improvements throughout the next quarters, a couple of quarters. I do.

Lee T. Krowl
B. Riley FBR, Inc., Research Division

Got it. And then my second question, kind of more of a high level one, but it's been clear that with the spike in demand in June and through July, that inventory is becoming an issue both in used and new as OEMs are trying to get capacity online. Does that in any way manifest as a headwind for you guys? Or is there enough demand out there, excluding inventory that, that's not an issue?

Jared R. Rowe
CEO, President & Director

Yes. It's been interesting, Lee, because we've had -- well -- while, we're down 75% in terms of our total suspense status. What I can tell you, anecdotally, we've had dealers on and off that list a couple of times, some of them. And the reason is, is because there's 2 challenges that dealers are having right now. Number one, is inventory, to your point, some of the hotter vehicles or more in-demand vehicles are just more difficult to get their hands on. The OEMs are ramping back production and vehicles are starting to flow again. We hear that anecdotally from the dealers, but they're not -- they don't have as many as they'd like. So that's one of the challenges the dealers have had and why they bounced back and forth between on and off the suspense as. The other is sales staff. So, dealers optimize to a new kind of demand level and are just starting to bring some of their salespeople back on in more earnest and opening up capacity in their BDCs and their sales side. So, it is a bit of a headwind. Lee, it is. I think it's going to be overcomeable, I do believe that over the next 60 to 90 days. And I think that's a very conservative estimate. I think the OEMs are going to replenish and lean in and push on the new car side. So yes, it's something we keep a very close eye on. We wish we didn't have to worry about it. But I do think it's going to get itself sorted out here over the next couple of months.

Operator

And our next question comes from Ed Woo with Ascendiant Capital.

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Congratulations on the signs of improvement. My question is have you noticed any differences as some of the Sun Belt states have seen spikes in COVID reoccurring?

Jared R. Rowe
CEO, President & Director

Ed, we haven't. We haven't seen a decline in either lead volume or specifically in dealer count in those areas. And I'll tell you what our working theory is here because we talk about this internally. Our working theory is this, is that when you look at April, right, April and May, that was about as bad as you could get from an industry perspective because we weren't prepared for the disruption. Since that time, the dealers have really hardened their operations and they've evolved a bit. And so, as we've seen spike in infection rate, and some disruption in some of the other industries in those markets, we see bars being closed down and restaurants being closed down again. We're not seeing the same thing in automotive because essentially, the dealers are now operating in this new manner, which appears to be a bit more manageable for the environment that we're operating in. So as for what it's worth, we haven't seen that. We thought we might. But the dealers are terribly, terribly resilient, and they're plugging along, even though we're seeing some spikes from an infection rate perspective across the country.

Edward Moon Woo
Ascendiant Capital Markets LLC, Research Division

Great to hear. And then my other question is, you guys did a very good job of getting your operating costs down to right size for the business. How much leverage revenue upside can you grow with the existing business? Or as revenue comes back, will you have to ramp up our operating expenses again?

Jared R. Rowe
CEO, President & Director

Yes. J.P., why don't you take that one?

Joseph Patrick Hannan
Executive VP & CFO

Sure. I mean, as you know, we've been optimizing on the expense line, really for 2 years. And then when -- as we entered into the pandemic, we did another round, accelerated a bunch of cost cuts, which we announced would be about $1.7 million inside of calendar year 2020. And so, the thing about those cost cuts is we did everything possible to stay away from cutting people. And so, it was a lot of fixed cost and overhead expenses. So, we won't have to add back in people now as things start to expand and grow again. So, it's a long way of saying I don't think we're going to have to add a lot of cost back in at all, if any, to move forward from here.

Operator

And our next question, is a follow-up from Gary Prestopino with Barrington.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Yes. J.P., I just had a quick question on the cash. You had $8.5 million this quarter, $7.9 million at the end of Q '20. And first, I thought you may be generating some positive cash flow. But then I looked at it, it looked like you pulled some money on your line that is about equal to what the cash grew. Is that -- am I reading that right?

Joseph Patrick Hannan
Executive VP & CFO

Yes. We have a requirement under the new facility that we have to carry higher levels of debt. So, we have a minimum balance that we have to borrow. And so that's sort of what we borrowed up to the amount. So that's the increase in cash. That said, I will say, towards -- on the cash flow, we actually saw operating cash flow swing positive in the month of June whereas it had been negative earlier in the quarter.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. And then I think that in your narrative, you said that you feel somewhat confident that you'll have positive adjusted EBITDA in the back half of the year, Q3 and Q4. Did I hear that correctly? Because I think you -- go ahead.

Joseph Patrick Hannan
Executive VP & CFO

Yes. I mean breakeven to positive. I mean there's some level of positive EBITDA.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. Breakeven a positive because I think Jared said more or less breakeven. Okay. That's what I wanted to clarify.

Jared R. Rowe
CEO, President & Director

We don't always -- I don't always read well, Gary. We do -- we believe that we can generate some level of positive adjusted EBITDA going forward.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Okay. I just wanted to make sure I had it right.

Jared R. Rowe
CEO, President & Director

No, we weren't hedging there. We weren't hedging. We believe that we've gotten to a point where we're going to be slightly positive going forward. We just don't want to -- it's been a tough 2 years, and we don't necessarily want to make too many bold predictions or promises in the -- with the market environment being the way it is. But I can tell you, we feel -- feel good about last quarter. And like we mentioned in our narrative, July is off to a good start here -- I'm sorry, July was a good start. And August is looking pretty good, too. So, what we saw in Q2 at the end, we nothing changes and go sideways on us from a market perspective, we feel pretty good about the second half.

Gary Frank Prestopino
Barrington Research Associates, Inc., Research Division

Yes. Well, that's great. It's always good to under-promise in order to deliver. So...

Jared R. Rowe
CEO, President & Director

We're trying.

Operator

At this time, this concludes our question-and-answer session. I would now like to turn the call back over to Mr. Rowe for any closing remarks.

Jared R. Rowe
CEO, President & Director

Well, thank you very much. I really appreciate everybody's hard work. Our team has really done a lot of really heroic things over the last couple of months to transition this business as effectively as we transitioned it. So, I just want to say thank you to the team. They've done a great job, and we're excited about the second half of the year. And so, thank you for joining the call. We look forward to talking again soon, and stay safe, everybody. Thank you.

Operator

Ladies and gentlemen, this does conclude today's teleconference. You may disconnect your lines at this time. Thank you for your participation.